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                                                                     EXHIBIT 4.9

                            DANIEL INDUSTRIES, INC.

                            STOCK OPTION ASSUMPTION

                          (NONSTATUTORY STOCK OPTION)


                 This Assumption is effective as of December 12, 1996, by Daniel Industries, Inc., a Delaware corporation ("Daniel"), with respect to the non-incentive stock option(s) granted under the Bettis Corporation 1994 Nonemployee Directors' Stock Option Plan (the "Plan") and pursuant to one or more Nonstatutory Stock Option Agreements (the "Bettis Option Agreement(s)") to _________________________ (the "Optionee"). As granted, the Bettis Option Agreement(s) represented rights to purchase a number of shares of Common Stock, $.01 par value, of Bettis Corporation, a Delaware corporation ("Bettis"), set forth on Exhibit A hereto at the exercise price set forth opposite such number of shares (the "Bettis Option(s)").

                 1. Assumption of Options. In connection with the merger (the "Merger") of Blue Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Daniel ("Sub"), with and into Bettis pursuant to the Agreement and Plan of Merger dated September 17, 1996 (the "Merger Agreement"), among Daniel, Sub and Bettis, and upon the execution of this Assumption, Daniel hereby assumes the obligations of Bettis under the Bettis Option(s), to the extent such Bettis Option is unexercised and outstanding at the effective time of the Merger (the "Effective Time").

                 2. Exercisability of Assumed Options. In connection with the assumption by Daniel, the Optionee's Bettis Option(s) shall be exercisable only on the same terms and conditions as set forth in the Bettis Option Agreement(s), except that:

                          (a)     Such Bettis Option shall henceforth be
exercisable for a number of shares of Daniel Common Stock equal to the number of shares of Bettis Common Stock subject to such Bettis Option immediately prior to the Effective Time multiplied by 0.58 (rounded up to the nearest whole share) and will be subject to adjustment as provided in the respective Bettis Option Agreement after the Effective Time;

                          (b)     The exercise price per share for the shares
of Daniel Common Stock issuable upon exercise of a Bettis Option shall be determined by dividing the exercise price per share under the Bettis Option in effect immediately prior to the Effective Time by 0.58, and rounding the exercise price per share thus determined up to the next higher whole cent; and

                          (c)     The Bettis Option shall be exercisable in
full in accordance with the terms of the Bettis Option Agreement.

                 3. Amendment of Bettis Option Agreements. The Bettis Option Agreement(s) and the Plan are hereby deemed amended so that: except as otherwise specifically set forth above, all references regarding shares of Bettis Common Stock shall be to shares of Daniel Common Stock; all references to Bettis shall be to Daniel; all notices to Daniel shall be addressed to the Secretary of Daniel at 9753 Pine Lake Drive, Houston, Texas 77055; and all references regarding service by Optionee shall be to service as a director of Daniel.





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                 4.       Definitions.  All capitalized terms used herein shall
have the meanings ascribed to them in the Merger Agreement, unless otherwise defined herein.


Dated as of December 12, 1996           DANIEL INDUSTRIES, INC.




                                        By
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                 The Optionee hereby acknowledges, consents to and agrees with the terms of the foregoing Assumption and agrees that his Bettis Option Agreement(s) shall be amended and modified as provided in such Assumption.




                                                  ------------------------------





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                            DANIEL INDUSTRIES, INC.

                            STOCK OPTION ASSUMPTION

                          (NONSTATUTORY STOCK OPTION)


                 This Assumption is executed as of December 12, 1996, by Daniel Industries, Inc., a Delaware corporation ("Daniel"), with respect to the non-incentive stock option held by Optionee~ (the "Optionee"), which as granted represented the right to purchase Shares~ shares of Common Stock, $.01 par value, of Bettis Corporation, a Delaware corporation ("Bettis"), at an exercise price of $Price~ per share (the "Bettis Option") pursuant a Nonstatutory Stock Option Agreement dated as of Date~ (the "Bettis Option Agreement").

                 1. Assumption of Option. In connection with the merger (the "Merger"), effective on the execution date of this Assumption, of Blue Acquisition, Inc., a Delware corporation and wholly owned subsidiary of Daniel ("Sub"), with and into Bettis pursuant to the Agreement and Plan of Merger dated September 17, 1996 (the "Merger Agreement"), among Daniel, Sub and Bettis, Daniel hereby assumes the obligations of Bettis under the Bettis Option, to the extent such Bettis Option is unexercised and outstanding at the effective time of the Merger (the "Effective Time")..

                 2. Exercisability of Assumed Option. In connection with the assumption by Daniel, Optionee's Bettis Option shall be exercisable only on the same terms and conditions as set forth in the Bettis Option Agreement, except that:

                         (a)    The Bettis Option shall henceforth be
exercisable for a number of shares of Daniel Common Stock equal to the number of shares of Bettis Common Stock subject to the Bettis Option immediately prior to the Effective Time multiplied by 0.58 (rounded up to the nearest whole share) and will be subject to adjustment as provided in the Bettis Option Agreement after the Effective Time; and

                         (b)    The exercise price per share for the shares of
Daniel Common Stock issuable upon exercise of the Bettis Option shall be determined by dividing the exercise price per share under the Bettis Option in effect immediately prior to the Effective Time by 0.58, and rounding the exercise price per share thus determined up to the next higher whole cent.

                 3. Amendment of Bettis Option Agreement. The Bettis Option Agreement and the plan under which the Bettis Option Agreement was issued are hereby deemed amended so that: except as otherwise specifically set forth above, all references regarding shares of Bettis Common Stock shall be to shares of Daniel Common Stock; all references to Bettis shall be to Daniel; all notices to Daniel shall be addressed to the_____________ of Daniel at 9753 Pine Lake Drive, Houston, Texas 77055; and all references regarding the employment of Optionee shall be to employment by Daniel or a subsidiary of Daniel.





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                 4.      Definitions.  All capitalized terms used herein shall
have the meanings ascribed to them in the Merger Agreement, unless otherwise defined herein.

Date:  December 12, 1996                DANIEL INDUSTRIES, INC.



                                        By
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                 The Optionee hereby acknowledges, consents to and agrees with the terms of the foregoing Assumption and agrees that his Bettis Option Agreement shall be amended and modified as provided in such Assumption.



                                                  ------------------------------
                                                              Optionee





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